As filed with the Securities and Exchange Commission on May 18, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAKED BRAND GROUP LIMITED

(Exact Name of Each Registrant as Specified in its Charter)

Australia	2320	N/A
(State or other jurisdiction of Incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

Unit 7, 35-39 William Street

Double Bay

NSW 2028, Australia

+64 9 275 0000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Justin Davis-Rice, Executive Chairman

Unit 7, 35-39 William Street

Double Bay

NSW 2028, Australia

+64 9 275 0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Eric T. Schwartz, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	Daniel Simmons, Esq. Mills Oakley Level 7, 151 Clarence Street Sydney, NSW Australia Telephone: +61 2 9121 9073

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Primary Offering of Securities:
Ordinary Shares, without par value	(1)	(2)
Preference Shares, without par value	(1)	(2)
Warrants	(1)	(2)
Debt Securities	(1)	(2)
Units	(1)	(2)

(1)	Omitted pursuant to Form F-3 General Instruction I.C. An unspecified number of securities of each identified class is being registered for possible issuance from time to time at indeterminate prices. The securities being registered hereunder include an indeterminate number of securities that may be issued in primary offerings or upon the exercise, conversion, or exchange of any securities registered hereunder that provide for exercise, conversion, or exchange. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby or that are offered in combination with other securities offered hereby.

(2)	In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act, the registrant is deferring payment of the registration fee.

Prospectus

NAKED BRAND GROUP LIMITED

Ordinary Shares

Preference Shares

Warrants

Debt Securities

Units

This prospectus provides you with a general description of equity and debt securities that Naked Brand Group Limited may offer and sell, from time to time, individually or in units.

Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of any equity or debt securities we offer and the specific manner in which we will offer the equity or debt securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the equity or debt securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may sell the securities on a continuous or delayed basis directly to investors, through agents designated from time to time, or to or through underwriters or dealers, among other methods. The prospectus supplement for each offering will describe the specific methods by which we will sell the securities. The prospectus supplement will also set forth the price to the public of such securities and the net proceeds we expect to receive from the sale of the securities.

Our ordinary shares trade on the Capital Market of The Nasdaq Stock Market, or “Nasdaq,” under the symbol “NAKD.” The last sale price of our ordinary shares on May 17, 2021 was US$0.57 per share.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 18, 2021

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus and incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Our major trademark is Frederick’s of Hollywood. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any combination of shelf securities in one or more offerings.

This prospectus provides you with a general description of the shelf securities we may offer. Each time securities are sold by us, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and in the documents incorporated in this prospectus by reference, including our Annual Report on Form 20-F for the fiscal year ended January 31, 2021 (the “Annual Report”), and is qualified in its entirety by the more detailed information herein and therein. This summary may not contain all of the information that is important to you. You should read the entire prospectus and the documents incorporated by reference in this prospectus, including the information in “Risk Factors” and our financial statements and the related notes thereto, before making an investment decision.

Unless otherwise stated in this prospectus,

●	“we,” “us,” “our,” or “our company,” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations;
●	“FOH” refers to FOH Online Corp., our operating subsidiary; and
●	“Bendon” refers to Bendon Limited, formerly one of our operating subsidiaries.

Unless otherwise stated in this prospectus, references to dollar amounts mean United States Dollars. On December 20, 2019, we completed a reverse stock split of our ordinary shares, pursuant to which every 100 ordinary shares outstanding as of the effective time of the reverse stock split were combined into one ordinary share. All share and per share information in this prospectus is presented on post-reverse split basis.

Our Company

Our business is operated through our operating subsidiary FOH. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products. We sell our Frederick’s of Hollywood products online at www.fredericks.com.

On January 21, 2021, we announced plans to undertake a transformative restructure in which we would dispose of our bricks-and-mortar operations in order to focus exclusively on our e-commerce business. To that end, we signed a non-binding and non-exclusive term sheet to divest ourself of our Bendon subsidiary, to a group composed of existing management of the Company, including Justin Davis-Rice, the Executive Chairman and Chief Executive Officer of the Company, and Anna Johnson, the Chief Executive Officer of Bendon, or the “Bendon Sale.” On April 23, 2021, we held an Extraordinary General Meeting of Shareholders, at which our shareholders approved the Bendon Sale. On April 30, 2021, we signed a conditional share sale agreement for the Bendon Sale, or the “Bendon Share Sale Agreement,” and simultaneously consummated the transactions contemplated thereby.

FOH has entered into a services agreement with Bendon Limited whereby Bendon will continue to provide a full range of services to FOH covering selling, marketing, advertising, manufacturing, designing, distribution and logistics, inventory management, e-commerce and website management, customer service and associated MIS-business systems and operational financial support.

Following the divestment of Bendon and having recently raised capital, Naked is in a strong financial position to further leverage and build on its leading e-commerce position in intimate apparel through the addition of synergistic, high growth and high margin e-commerce businesses as part of its new strategy to a pure-play e-commerce leader.

Brands

Since 1946, Frederick’s of Hollywood has set the standard for innovative apparel, introducing the push-up bra, the padded bra, and black lingerie to the U.S. market. The brand’s rich history has led it to become one of the most recognized in the world. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

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Our Strategy

Our strategy is to build a leading pure-play e-commerce business in intimate apparel through:

●	Leveraging our managements and board’s extensive operational, corporate development and capital market expertise and deep industry knowledge and experience in intimates, apparel and consumer brand building.
●	Growing and retaining customers, drive sales growth and improve profitability of the FOH business.
●	Continuing to innovate our business model, products, offerings and platforms.
●	Investment in brands and technology to strengthen and enhance our customer experience.
●	Utilizing our demonstrated track record of successful capital raising and advantaged access to growth capital via shelf filing, ATM and registered direct share issuances.

We intend to pursue accretive, strategic acquisitions with synergistic benefits that complement our business and operations and help us expand our brands, categories, product offerings and geographies.

Recent Developments

COVID-19

On January 30, 2020, the World Health Organization, or the “WHO,” announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China, COVID-19, and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the business’ financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

As of the time of this filing, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail, wholesale and licensing businesses. Throughout the financial period reported and to this date the business has had periods where it has temporarily closed its bricks and mortar stores. Throughout these periods the business has been able to continue to trade through the Bendon Lingerie and Frederick’s of Hollywood online stores and has been able to fulfil online orders from the New Zealand and U.S. warehouses. To mitigate the significant impact on cashflow the business was able to work with suppliers to get support with delayed payments and to negotiate support from the majority of landlords to provide rent abatements through the periods of closure. Employees agreed to work reduced hours for the initial key shutdown periods. For the Bendon part of the business, we were able to apply for Government wage subsidies from the New Zealand and Australian governments. At the date of this report, we had received $2.0m in subsidies from the New Zealand government and $0.8m from the Australian Government. The business was able to receive support from the Bank of New Zealand, or “BNZ,” to defer loan repayments and has subsequently repaid this loan and closed the facility. The impact of COVID-19 in Asia initially delayed stock flow due to temporary factory closures, however, the business was able to work with suppliers to prioritise and reschedule orders.

Management and the directors continue to monitor the situation on a daily basis to minimize the total impact to the group.

Bendon Sale

On April 30, 2021, we signed the Bendon Share Sale Agreement with JADR Holdings Pty Limited as trustee for the DR Family Trust No 2, an entity affiliated with Justin Davis-Rice, and Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust, an entity affiliated with Anna Johnson, who we refer to, collectively, as the “Buyers,” and simultaneously consummated the Bendon Sale contemplated thereby. Pursuant to the Bendon Share Sale Agreement, we sold all of the issued share capital in Bendon together with any accrued rights free from encumbrances for the consideration described below on the terms and conditions set out in the Bendon Share Sale Agreement. The Bendon Sale had an economic close of January 31, 2021, or the “Accounts Date,” notwithstanding that closing of the Transaction, or the “Completion,” occurred on April 30, 2021.

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Because the Buyers are related parties of ours, we adopted strict governance and information protocols to ensure independent consideration and assessment of the Buyers’ proposal and the Bendon Share Sale Agreement. Our independent directors formed an independent committee of the board of directors, which considered, on our behalf, the Bendon Sale. The consideration paid for the share capital of Bendon was determined through negotiations between the independent committee and the Buyers.

The key terms of the Bendon Share Sale Agreement are as follows:

Consideration. The consideration paid by the Buyers was NZ$1.00 as adjusted based on the target inventory amount of NZ$18.2 million and by a true up adjustment for estimated Net Cash/(Debt) and Working Capital as at the Accounts Date. The inventory adjustment resulted in a payment by us to Bendon in the amount of NZ$4.8 million. The Net Cash/(Debt) and Working Capital adjustments are to be prepared within 30 business days after Completion.

Exit Event Proceeds. If the Buyers or Mr. Davis-Rice and Ms. Johnson agree to sell the shares in Bendon or its business within three years following Completion, we will be entitled to the following percentage of the net proceeds of the sale: in the first year following Completion, 75%; in the second year following Completion, 50%; and in the third year following Completion, 25%.

Profit share. We are entitled to a tiered percentage of net profits of Bendon and the entities controlled by Bendon, or the “Bendon Group,” for three years commencing on July 1, 2021, being in: the first year, 30%; the second year, 20%; and the third year, 10%. The net profits are to be calculated on a cumulative basis so that any losses from the first or second year are offset against any profits in a subsequent year.

Forgiveness of the Intra Group Loans. We forgave all inter-company debt owing by the Bendon Group to us and our subsidiaries other than the Bendon Group effective as of January 30, 2021 (which is approximately NZ$43.6 million).

Naked Facility. We will provide Bendon with a 5 year loan of up to NZ$7 million, or the “Naked Facility,” at an initial interest rate per annum of 5% and, following Bendon obtaining additional external senior debt which the Buyers and Bendon are proposing to raise after Completion, an interest rate of 50 basis points above the rate of this senior debt. The Naked Facility will also be subordinated to this senior debt.

Costs. We agreed to pay up to NZ$300,000 of the Buyers’ and Bendon’s costs in relation to the Bendon Sale, which was agreed in exchange for the Buyers’ agreeing for the term sheet to be entered into on a non-exclusive basis.

FOH Services Agreement. FOH, our wholly owned subsidiary, entered into a management services agreement, or the “FOH Services Agreement,” with Bendon pursuant to which Bendon will provide certain management services.

As a result of the Bendon Sale, our sole operating subsidiary is FOH. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

Management Changes

On January 21, 2021, our board of directors appointed Justin Davis-Rice as our Chief Executive Officer, replacing Anna Johnson. Ms. Johnson remained the Chief Executive Officer of Bendon. In connection with his appointment, our board of directors, upon the recommendation of the compensation committee, granted to Mr. Davis-Rice phantom warrants with a strike price equal to $0.37 (the 20-day volume-weighted average price of the Ordinary Shares). The phantom warrants will vest in three tranches, with the first tranche vesting immediately, the second tranche vesting on July 21, 2021 and the third tranche vesting on January 21, 2022. Each tranche will cover 1.5% of our outstanding Ordinary Shares as of the date of vesting and will expire three years after its vesting date. Upon exercise, the Company will net cash settle the phantom warrants. As a result, no Ordinary Shares will be issued.

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On January 18, 2021, our board of directors appointed Simon Tripp as a director of the Company. Mr. Tripp replaced Paul Hayes, who resigned as a director of the Company on the same day.

On April 19, 2021 Mark Ziirsen was appointed as Chief Financial Officer, replacing Cheryl Durose. See Item 6 of this Annual Report, “Directors, Senior Management and Employees,” for biographical information about Mr. Ziirsen.

Nasdaq Compliance

On April 26, 2021, we received a notice from Nasdaq’s Listing Qualifications Department stating that, for the 30 consecutive business days ending April 23, 2021, the closing bid price for the Ordinary Shares had been below the minimum of $1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days (until October 25, 2021) to regain compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price for the Ordinary Shares must be at least $1.00 per share for a minimum of ten consecutive business days. The notification letter also stated that in the event we do not regain compliance within the 180-day period, we may be eligible for additional time.

The Nasdaq notification did not have any immediate effect on the listing of the Ordinary Shares, and the Ordinary Shares continue to trade uninterrupted under the symbol “NAKD”. Naked management intends to actively monitor the bid price for the Ordinary Shares and will consider all available options to regain compliance with the Nasdaq minimum bid price requirement.

Financing Transactions

February 2021 Private Placement

On February 24, 2021, we entered into a securities purchase agreement, or the “February 2021 SPA,” with certain accredited investors, pursuant to which we agreed to sell in a private placement an aggregate of US$100,000,000 of units, each unit consisting of one Ordinary Share and one warrant to purchase Ordinary Shares, or the “February 2021 Warrants.” On March 10, 2021, we entered into an amendment to the February 2021 SPA, which reduced the price per unit sold under the February 2021 SPA and made certain changes to the form of the February 2021 Warrant to, among other things, reduce the initial exercise price and limit the number of ordinary shares which may be issued upon a Black-Scholes value cashless exercise of the February 2021 Warrant (as more fully described below), by increasing the floor price specified in the warrants, lowering the underlying price used in the calculation of the Black-Scholes value per warrant and establishing a maximum number of Ordinary Shares that may be issued under the warrants. On the same day, we consummated the sale of the units pursuant to the February 2021 SPA. The purchase price per unit was US$0.85, resulting in the issuance of an aggregate of 117,647,059 Units (representing an aggregate of 117,647,059 Ordinary Shares and 117,647,059 February 2021 Warrants). We granted a financing rebate to the investors, resulting in net proceeds to us, after offering expenses, of approximately US$94.9 million.

The February 2021 Warrants have an exercise price of US$0.935 per share and will expire on March 10, 2026. The February 2021 Warrants contain a Black-Scholes cashless exercise feature, which permits the February 2021 Warrants to be exercised on a cashless basis for a number of Ordinary Shares equal to the Black-Scholes value per share, multiplied by the number of Ordinary Shares as to which the warrant is being exercised, divided by the closing bid price on Nasdaq as of two trading days prior to the exercise date, as reported by Bloomberg (but not less than a specified floor price). For this purpose, the Black-Scholes value per share is calculated using an underlying price equal to US$0.95 (as may be adjusted for stock dividends, subdivisions, or combinations); a risk-free interest rate corresponding to the U.S. Treasury rate; a strike price equal to the $0.935 exercise price; an expected volatility equal to 135%; and a deemed remaining term of five years (regardless of the actual remaining term of the February 2021 Warrant). Accordingly, the Black-Scholes value calculation will not change as a result of future changes in the stock price, risk-free interest rate, volatility or remaining life of the February 2021 Warrants. As a result, the number of Ordinary Shares issued upon exercise of the February 2021 Warrants may substantially exceed 117,647,059 shares. The February 2021 Warrants may not be exercised to the extent the holder or any of its affiliates would beneficially own more than 9.9% of the Ordinary Shares outstanding on the closing date after giving effect to such exercise. Further, in no event will we be required to issue upon exercise of the warrants more than a fixed maximum number of Ordinary Shares specified in the February 2021 Warrants.

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As of the date of this Annual Report, the February 2021 Warrants have been exercised as to 85,468,897 Ordinary Shares, pursuant to the Black-Scholes cashless exercise provision, for an aggregate issuance of 142,842,302 Ordinary Shares. These amounts include exercises as to 17,106,545 shares, for which notices of exercise have been received but the shares have not yet been issued, which will result in the issuance 28,055,275 ordinary shares.

ATM Offerings

On February 24, 2021, we entered into an equity distribution agreement, or the “February EDA,” with Maxim Group LLC, or “Maxim,” pursuant to which we may sell, from time to time, through Maxim, Ordinary Shares having an aggregate offering price of up to US$99,500,000. Sales of Ordinary Shares in the offering, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. Maxim is not required to sell any specific amount but will act as our exclusive sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. We have no obligation to sell any of the ordinary shares under the February EDA and may at any time suspend solicitation and offers under the February EDA. As of April 30, 2021, we sold an aggregate of 69,269,818 ordinary shares pursuant to the February EDA, for gross proceeds of US$69,120,474 (NZ$96,429,232) and net proceeds of US$67,046,860 (NZ$93,536,355), after payment to Maxim of an aggregate of US$2,073,614 (NZ$2,892,877) in commissions.

In addition, we conducted two prior “at the market” offerings through Maxim. On October 19, 2020, we entered into an equity distribution agreement with Maxim, the “October EDA,” pursuant to which we sold an aggregate of 107,036,117 ordinary shares, for gross proceeds of US$49,999,716 (NZ$69,754,068) and net proceeds of US$48,499,724 (NZ$67,661,446), after payment to Maxim of an aggregate of US$1,499,991 (NZ$2,092,622) in commissions. In connection with the execution of the February EDA, we terminated the offering under the October EDA. On August 20, 2020, we entered into an equity distribution agreement with Maxim, as amended on September 25, 2020, or the “August EDA,” pursuant to which we sold an aggregate of 138,252,413 ordinary shares, for gross proceeds of US$17,998,700 (NZ$25,109,793) and net proceeds of US$17,458,739 (NZ$24,356,500), after payment to Maxim of an aggregate of US$539,961 (NZ$753,294) in commissions. In connection with the commencement of sales under the October EDA, we terminated the offering under the August EDA.

Repayment of Credit Facility

Through February 10, 2021, we were party to a facility agreement, originally dated June 27, 2016, as amended from time to time, by and among Bendon, as borrower, us and certain subsidiaries and affiliates of ours, as guarantors, and the BNZ, as lender. Under the facility agreement, BNZ had made available to us and our subsidiaries a revolving credit facility and an instrument facility. On February 10, 2021, we paid approximately US$10,394,000 (NZ$14,500,000) to BNZ, which constituted repayment in full of all amounts due under the facility with BNZ, and the facility was terminated.

Registered Direct Offering

On February 1, 2021, we closed on the sale of 29,415,000 ordinary shares in a public offering to certain institutional investors at a price of $1.70 per share, for gross proceeds of US$50,005,500. Maxim acted as the sole placement agent in connection with the Offering. The net proceeds to the Company from the offering were approximately US$46,900,000 (NZ$65,429,688), after deducting the placement agent’s fees of US$3,00,330 and other estimated offering expenses.

Corporate Information

Our principal office and registered office is located at Unit 7, 35-39 William Street, Double Bay, NSW 2028, Australia, and our telephone number is ++64 9 275 0000. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.nakedbrands.com. The information on our website shall not be deemed part of this prospectus.

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Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with Securities and Exchange Commission (the “SEC”) as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Australian) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Australian corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended January 31, 2021, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page 32.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the section titled “Risk Factors” commencing on page 8.

The Securities We May Offer

We may offer ordinary shares, preference shares, warrants, debt securities and/or units, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Ordinary Shares

Each of holder of our ordinary shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to the constitution of our company (“Constitution”) and to any rights or restrictions attached to any shares or class of shares, on a show of hands each holder of ordinary shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative. Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting unless a quorum is present when the meeting proceeds to business.

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Subject to the Corporations Act 2001 (Cth) (“Corporations Act”) and any preferential rights of any outstanding preference shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our ordinary shares would be entitled to share ratably in our net assets legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred shares.

Preference Shares

Subject to the Corporations Act, our Constitution authorizes the issuance of preference shares, including preference shares which are, at the option of the Company or the holder, convertible into ordinary shares. Each preference share will confer on the holder the right to receive a preferential dividend, participate in and/or receive priority payments upon any liquidation, dissolution, or winding up, and receive a bonus issue or capitalization of profits, each to the extent determined by our board of directors. Preference shares will have limited voting rights. We have summarized some of the general terms and provisions of the preference shares that we may issue in “Description of Capital Shares.” A prospectus supplement will describe the particular terms of any issue of preference shares offered from time to time, and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of ordinary shares or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

Debt Securities

Subject to any covenants we may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in us, you should carefully consider the risk factors described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC, as well as any risk factors set forth under the caption “Risk Factors” in any prospectus supplement relating to a particular offering, together with all of the other information included in such prospectus supplement and incorporated by reference therein. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our ordinary shares could decline and you could lose all or a part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, among other things, statements relating to:

●	our restructuring initiatives;
●	expectations regarding industry trends and the size and growth rates of addressable markets;
●	our business plan and our growth strategies, including plans for acquisitions and expansion to new markets and new products; and
●	expectations for seasonal trends.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC, as well as the following risks:

●	our reliance on our Frederick’s of Hollywood brand.
●	our ability to protect or preserve our brand image and proprietary rights;
●	our ability to satisfy changing consumer preferences;
●	an economic downturn affecting discretionary consumer spending;
●	our ability to manage our growth effectively;
●	the success of our business restructuring;
●	our ability to raise any necessary capital;
●	poor performance during our peak season affecting our operating results for the full year;
●	our ability to manage our product distribution given our reliance on third-party distribution/fulfilment;
●	the success of our marketing programs;
●	the impact of the COVID-19 pandemic.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, debt repayment, or acquisitions. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to the particular offering in which they are sold.

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DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement. We will also disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the most recent balance sheet date.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization at January 31, 2021 on an historical basis and on a pro forma basis, after giving effect to the transaction described in the notes table.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussions and Analysis of Financial condition and Results of Operations” and the other financial information incorporated by reference in this prospectus from our SEC filings, including our Annual Report. The information presented in the capitalization table below is unaudited.

In Thousands of NZ$ and US$	As at January 31, 2021 (Historical)		As at January 31, 2021 (Pro Forma)(1)(2)
	NZ$	US$ (3)	NZ$	US$ (3)
Borrowings	17,495	12,540	0	0
Share Capital	338,498	242,635	633,146	453,839
Accumulated Losses	(244,941)	(175,574)	(245,505)	(175,978)
Reserves	(4,366)	(3,130)	(4,366)	(3,130)
Total Capitalization	106,686	76,473	383,275	274,731

(1)	The pro forma information reflects the following transactions:

●	On February 1, 2021, we closed on the sale of 29,415,000 ordinary shares in a public offering to certain institutional investors at a price of $1.70 per share, for gross proceeds of US$50,005,500. Maxim acted as the sole placement agent in connection with the Offering. The net proceeds to the Company from the offering were approximately US$46,900,000 (NZ$65,429,688), after deducting the placement agent’s fees of US$3,000,330 and other estimated offering expenses. Gross proceed less agents fees of approximately, US$47.0 million was taken to Share Capital with the expense of US$0.1 million impacting Accumulated Losses.

●	On February 10, 2021, we paid approximately US$10,394,000 (NZ$14,500,000) to BNZ, which constituted repayment in full of all amounts due under the facility with BNZ, and the facility was terminated.

●	On February 25, 2021, we exchanged the Prior Note issued in April 2020 for 4,002,789 ordinary shares. The table reflects the exchange of notes at the carrying value of US$2,152,000 (NZ$3,002,000) as at 31 January, 2021. This had the effect of reducing Borrowings and increasing Share Capital.

●	On March 10, 2021, we consummated the sale of $100,000,000 of units pursuant to the February 2021 SPA. The purchase price per unit was US$0.85, resulting in the issuance of an aggregate of 117,647,059 Units (representing an aggregate of 117,647,059 ordinary shares and 117,647,059 February 2021 Warrants). We granted a financing rebate to the investors, resulting in net proceeds to us, after offering expenses, of approximately US$94.9 million (NZ$132.4 million) with the effect of increasing Share Capital by that amount. As of May 14, 2021, the February 2021 Warrants have been exercised as to 68,362,352 Ordinary Shares, pursuant to the Black-Scholes cashless exercise provision, for an aggregate issuance of 114,787,027 ordinary shares. These amounts exclude exercises as to 17,106,545 shares, for which notices of exercise have been received but the shares have not yet been issued, which will result in the issuance 28,055,275 ordinary shares. The financial liability associated with the warrants is yet to be determined. When recognized, there will be no material net impact on the table above, as any impact will have equal, but opposite effects, on each of Share Capital and Accumulated Losses.

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●	Through May 14, 2021, pursuant to the February EDA, we sold an aggregate of 69,269,818 ordinary shares, for gross proceeds of US$69.1 million (NZ$96.4 million) and net proceeds of US$67.0 million (NZ$93.5 million), after payment to Maxim of an aggregate of US$2.1million (NZ$2.9 million) in commissions. As a result, Share Capital increased by the value of the net proceeds of US$67.0 million.

(2)	The pro forma information excludes the following transactions:

●	On April 30, 2021, we signed the Bendon Share Sale Agreement with JADR Holdings Pty Limited as trustee for the DR Family Trust No 2, an entity affiliated with Justin Davis-Rice, and Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust, an entity affiliated with Anna Johnson, and simultaneously consummated the Bendon Sale contemplated thereby. Pursuant to the Bendon Share Sale Agreement, we sold all of the issued share capital in Bendon together with any accrued rights free from encumbrances for the consideration described below on the terms and conditions set out in the Bendon Share Sale Agreement. The Bendon Sale had an economic close of January 31, 2021 notwithstanding that closing of the Bendon Sale occurred on April 30, 2021.

Interim Bendon Sale consideration is as follows:

	NZ$	US$
Inventory adjustment payment	4.8m	3.4m
Intercompany debt forgiveness	43.6m	31.3m
Buyers costs	0.3m	0.2m
BNZ loan repayment	14.5m	10.4m
Total interim consideration	63.2m	45.3m

The effect of the Bendon Sale has not been included in the pro forma information because completion accounting has not been finalised and is, amongst other things, subject to finalisation of a completion adjustment for actual Net Cash/(Debt) and actual Net Working Capital at the Accounts Date (January 31, 2021). The completion adjustments are to be prepared within 30 days after Completion (April 30, 2021). If no further adjustments resulted from the final completion accounting or purchase accounting then the Accumulated Losses in the able above would be increased by the amount of the interim consideration.

(3)	In this prospectus certain New Zealand dollar amounts have been translated into United States dollars at the rate as at January 31, 2021 of NZ$1 = US$0.7168. Such translations should not be construed as representations that the New Zealand dollar amounts represent, or have been or could be converted into, United States dollars at that or any other rate.

The foregoing table does not take into account the conversion or exercise of the convertible securities and warrants set forth in “Description of Capital Shares—Ordinary Shares.”

You should read this table in conjunction with our consolidated financial statements as at and for the fiscal year ended January 31, 2021, which are incorporated by reference in this prospectus.

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DESCRIPTION OF CAPITAL SHARES

General

Our corporate affairs are principally governed by our Constitution and the Corporations Act. The rights and restrictions attaching to the ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below.

Australia does not have a limit on the authorized share capital that may be issued and does not recognize the concept of par value. Subject to restrictions on the issue of securities in our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options on any terms, with the rights and restrictions and for the consideration that our board of directors determine. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options.

Ordinary Shares

As of May 14, 2021, 781,704,296 ordinary shares are issued and outstanding, which does not include:

●	approximately 32,178,161 ordinary shares underlying the February 2021 Warrants. This amount includes exercises as to 17,106,545 shares, for which notices of exercise have been received but the shares have not yet been issued, which will result in the issuance 28,055,275 ordinary shares. However, the actual number of shares issuable upon exercise of the February 2021 Warrants may be substantially more than the foregoing amount, depending, among other things, on whether the February 2021 Warrants are exercised through a Black-Scholes cashless exercise. In such event, the number of shares issuable upon exercise of the February 2021 Warrants would depend on the market price of the ordinary shares at the time of exercise. We cannot predict the market price of our ordinary shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued; and

●	535,987 ordinary shares underlying our outstanding warrants (other than the July Purchase Warrant).

Dividend Rights

Subject to the Corporations Act, ordinary shareholders are entitled to receive such dividends as may be declared by the directors. If the directors determine that a final or interim dividend is payable, it is (subject to the terms of issue on any shares or class of shares) paid on all shares proportionate to the amount for the time being paid on each share. Dividends may be paid by cheque, electronic transfer or any other method as the board determines.

The directors have the power to capitalize and distribute the whole or part of the amount from time to time standing to the credit of any reserve account or otherwise available for distribution to shareholders. The capitalization and distribution must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Subject to the Corporations Act and the Nasdaq rules, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

Voting Rights

Each of our ordinary shareholders is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each ordinary shareholder present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative.

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Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business.

Variation of Class Rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

The rights attached to ordinary shares may only be varied with the consent in writing of members holding at least three-quarters of the shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class.

Preemptive Rights

Ordinary shareholders do not have preemptive rights.

Preference Shares

As of May 14, 2021, there are no preference shares issued or outstanding. If issued, the preference shares will have such rights and preferences as determined by our board of directors in accordance with the Corporations Act, our Constitution and set forth in the terms of issue for the shares. The following outlines some of the general terms and provisions of preference shares that we may issue from time to time. Additional or different terms of the preference shares will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any subscription agreement that describes the terms of the issue of preference shares we are offering before the issuance of the preference shares. The summaries of material provisions of the preference shares are subject to, and qualified in their entirety by reference to, the Corporations Act, all of the provisions of our Constitution and the subscription agreement applicable to a particular issue of preference shares. We urge you to read the applicable prospectus supplements, as well as the complete agreement and constitution that contains the terms of the issue of preference shares.

General

We may issue preference shares including preference shares which are, at the option of us or holder, liable to be redeemed or converted to ordinary shares. Each preference share confers on the holder the right to: (i) receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by the directors at the time of issue; (ii) participate with the ordinary shares in profits and assets of the Company, including on a winding up, if and to the extent the directors decide at the time of issue; (iii) in a winding up and on redemption, payment in priority to the ordinary shares of: (A) the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and (B) any additional amount specified in the terms of issue; (iv) to the extent directors may decide at the time of issue, a bonus issue or capitalization of profits in favour of holders of those shares only; and (v) vote at any general meeting, but only in certain limited circumstances.

The prospectus supplement relating to a particular issue of preference shares will describe the terms of that issue of preference shares and the price or prices at which we will offer the shares of that issue of preference shares. The description may include:

●	the title of the issue of preference shares and the number of shares offered;

●	the preferential dividend rate, the terms and conditions relating to the payment of dividends on the preference shares;

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●	whether the preference shares are redeemable, and the terms and conditions relating to any such redemption;

●	whether the preference shares are convertible into ordinary shares, and the terms and conditions relating to any such conversion; and

●	any liquidation preference of the preference shares.

Voting Rights

Holders of preference shares generally will have no voting rights except as set forth below. On each matter on which holders of preference shares are entitled to vote, each preference share will be entitled to one vote, or will be entitled to the number of votes specified in the terms of issue for the share.

Preference shares may vote at a general meeting only in the following circumstances: (i) on a proposal to reduce the share capital of the Company, or that would affect the rights attached to the preference share, or to wind up the Company or for the disposal of the whole of the property, business, and undertaking of our company, (ii) on a resolution to approve the terms of a buy-back agreement, (iii) during the period in which dividends on any preference shares are in arrears, (iv) during the winding up of our company, and (v) in other circumstances as required by the listing rules of Nasdaq or another exchange that is our primary stock exchange.

Dividend Rights

Holders of our preference shares are entitled to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by our board of directors at the time of issue. Subject to the Corporations Act and the rules of Nasdaq, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

The directors may decide at the time of issue to designate a bonus issue or to capitalize our company’s profits in favor of the holders of preference shares only. The bonus issue, or the capitalization, must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Conversion and Redemption Rights

The board of directors may decide at the time of issue to designate an issue of preference shares as redeemable. Preference shares may be convertible into our ordinary shares, as and if designated by the board of directors at the time of issue.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders preference shares may be entitled to participate with the ordinary shares in the profits and assets of our company. The holders of the preference shares will be entitled to payment in priority to the ordinary shares of the amount of any accrued but unpaid dividend or any other additional amount specified in the terms of issue.

Constitution and Corporations Act

The summary below relates to our Constitution as currently in effect. The summary below is of the key provisions of our Constitution and does not purport to be a summary of all of the provisions thereof or of all relevant provisions of Australian law governing the management and regulation of Australian companies.

Incorporation

We were incorporated in Australia on May 11, 2017 under the Corporations Act with company registration number ACN 619 054 938. We are an Australian public limited company.

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Objects and Purposes

Our Constitution grants us full power and authority to exercise any power, take any action or engage in any conduct which the Corporations Act permits a company limited by shares to exercise, take or engage in.

Directors

There must be a minimum of three directors and a maximum of 12 directors unless our shareholders in general meeting resolves otherwise. The directors may set a maximum number of directors less than the current maximum in accordance with the Corporations Act and the Nasdaq rules. Where required by the Corporations Act or Stock Market Rules, we must hold an election of directors each year. No director, other than the managing director, may hold office without re-election beyond the third annual general meeting following the meeting at which the director was last elected or re-elected. A director appointed to fill a casual vacancy, who is not a managing director, holds office until the conclusion of the next annual general meeting following his or her appointment. If there would otherwise not be a vacancy, and no director is required to retire, then the director who has been longest in office since last being elected must retire. If a number of directors were elected on the same day, the directors to retire are (in default of agreement between them) determined by ballot.

Our Constitution provides that no person shall be disqualified from the office of director or prevented by such office from contracting with us, nor shall any such contract or any contract or transaction entered into by or on our behalf in which any director shall be in any way interested be or be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to us for any profit realised by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. However, a director who has a material personal interest in a matter that is being considered by the directors must not be present at a meeting while the matter is being considered nor vote on the matter, except where permitted by the Corporations Act.

Each director is entitled to remuneration from our company for his or her services as decided by the directors but the total amount provided to all directors for their services as directors must not exceed in aggregate in any financial year the amount fixed by us in general meeting. The remuneration of an executive director must not include a commission on, or a percentage of, profits or operating revenue. Remuneration may be provided in the manner that the directors decide, including by way of non-cash benefits. There is also provision for directors to be paid extra remuneration (as determined by the directors) if they devote special attention to our business or otherwise perform services which are regarded as being outside of their ordinary duties as directors or, at the request of the directors, engage in any journey on our business. Directors are also entitled to be paid all travelling and other expenses they incur in attending to our affairs, including attending and returning from general meetings or board meetings, or meetings of any committee engaged in our business.

Directors also may exercise all the powers of the company to borrow or raise money, to charge any of the company’s property or business or any of its uncalled capital, and to issue debentures or give any security for a debt, liability or obligation of the company or of any other person.

General Meetings

A general meeting of shareholders may be called by a directors’ resolution or as otherwise provided in the Corporations Act. The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at a general meeting may also call, and arrange to hold, a general meeting themselves. In addition, where it is impracticable to call the meeting in any other way, the Court may order a meeting of our members to be called.

The Corporations Act requires at least 21 clear days of notice to be given for a general meeting. Notice of a general meeting must be given to each person who, at the time of giving the notice, is a member, director or auditor of ours, or is entitled to a share because of the death of a shareholder (and who has satisfied the directors of his or her right to be registered as the holder of, or to transfer, the shares).

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The notice of meeting must include the date and time of the meeting, the location, an electronic address, planned business for the meeting, information about any proposed special resolutions and information about proxy votes.

Changes in Capital

Australia does not have a limit on the authorized share capital that may be issued and do not recognize the concept of par value under Australian law.

Indemnity

We must indemnify our current and past directors and other executive officers on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office or a related body corporate.

We may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office or a related body corporate.

Disposal of assets

The Corporations Act does not specifically preclude a company from disposing of its assets, or a significant portion of its assets. Subject to any other provision which may apply (such as those provisions relating to related party transactions summarized above), a company may generally deal with its assets as it sees fit without seeking shareholder approval.

Rights of non-resident or foreign shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership or disposal of shares in an Australian company by non-resident or foreign shareholder. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership and disposal of our shares by non-resident or foreign shareholders.

Exchange Act Registration; Listing of our Securities

Our ordinary shares are registered under the Exchange Act and trade on Nasdaq under the symbol “NAKD.” The last sale price of our ordinary shares on May 17, 2021 was US$0.57 per share. As of the date of this prospectus, no other class of securities that we may offer hereunder is listed on any national securities exchange or automated quotation system.

Our Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any issue of preference shares will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants. The description may include:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation and/or terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the amount and price of securities that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;

●	if applicable, information relating to book-entry procedures;

●	if applicable, a discussion of material U.S. Federal income tax considerations

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant holders will not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to incur additional indebtedness, issue additional securities, create liens, pay dividends and make distributions in respect of our capital stock, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, enter into sale-leaseback transactions, engage in transactions with shareholders and affiliates, or effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material U.S. Federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions of or provisions for an event of default; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies or other property for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

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Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement). Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

We will file as exhibits to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units. The description may include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

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Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, or “DTC,” will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times, unless, and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities, and instead, deal only with the depositary that holds the global security.

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If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell or issue the securities from time to time though any one or more of the following ways:

●	through underwriters or dealers;

●	directly to purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

●	through a combination of these methods.

Registration of the securities covered by this prospectus does not mean that the securities will be offered or sold.

Securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in the applicable prospectus supplement. The prospectus supplement will set forth the terms of the offering of the securities, including, as applicable:

●	the name or names of any agents or underwriters;

●	the amount of securities underwritten or purchased by any underwriter;

●	the initial public offering price;

●	the amounts of any commissions, discounts paid or allowed to any agents or underwriters;

●	the proceeds we will receive;

●	any other items constituting underwriters’ compensation;

●	any discounts, commissions or concessions allowed or paid to dealers;

●	the material terms of any agreement with any underwriters or agents; and

●	any securities exchanges on which the securities may be listed.

Securities may be offered through underwriters. Any underwriter will be named, and any discounts allowed or other compensation payable to any underwriter will be set forth, in the applicable prospectus supplement. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. We may grant the underwriters an over-allotment option under which underwriters may purchase additional securities from us. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

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Securities may be offered to purchasers directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Securities may be offered to purchasers through dealers as principals. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Securities and resale shares may be offered into an existing trading market for such securities at other than a fixed price. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be named in the applicable prospectus, along with the terms and conditions of any agency, marketing or similar agreement and the commissions payable or other compensation upon sale of the securities.

We may make direct sales of securities through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Any underwriters, dealers or agents involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such underwriter, dealer or agent will be set forth, in the applicable prospectus supplement.

We may offer securities directly to service providers or suppliers in payment of outstanding invoices.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended, or the “Securities Act.” Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The terms and conditions of these contracts and the commissions payable for solicitation of the contracts will be set forth in the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, securities offered by us under this prospectus will be a new issue and, other than the ordinary shares, which are listed on Nasdaq, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

All costs, expenses and fees associated with the registration and distribution of shelf securities will be borne by us.

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EXPENSES

The following table sets forth the costs and expenses payable by us in connection with registering the securities offered hereby. All amounts listed below are estimates.

Itemized expense	Amount
SEC registration fee	$40,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$15,500
Transfer agent and registrar fees	$5,000
Miscellaneous	$5,000
Total	$80,500

Our costs and expenses relating to each sale of securities being registered hereby will be provided by a prospectus supplement.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon pass upon certain legal matters for us with respect to the offering of our securities. Mills Oakley, Sydney, Australia, will pass upon the validity of the ordinary shares and preferred shares offered in this prospectus and on matters of Australia law.

EXPERTS

The financial statements as of January 31, 2021 and 2020 and for each of the three years in the period ended January 31, 2021, incorporated by reference in this registration statement, have been so included in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are an Australian company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Australia would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

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We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 18, 2021;

●	our reports on Form 6-K filed with the SEC on February 1, 2021, February 23, 2021, February 25, 2021, March 1, 2021, March 12, 2021, March 30, 2021, April 21, 2021, April 23, 2021, April 29, 2021, and April 30, 2021; and

●	the description of our ordinary shares contained in our registration statement on Form 8-A (No. 001-38544) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Naked Brand Group Limited, Attn: Mr. Justin Davis-Rice, Unit 7, 35-39 William Street, Double Bay, NSW 2028, Australia. Such documents may also be accessed free of charge on our website at www.nakedbrands.com.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

We must indemnify current and past directors and other executive officers of the Company on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office in the Company or a related body corporate.

We may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office in the Company or a related body corporate.

Under the Corporations Act, a company or a related body corporate must not indemnify a person against any liabilities incurred as an officer or auditor of the company if it is a liability:

(a)	owed to the company or a related body corporate;

(b)	for a pecuniary penalty or compensation order made in accordance with the Corporations Act; or

(c)	that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

In addition, a company or related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred in:

(a)	defending or resisting proceedings in which the person is found to have a liability of the type described above;

(b)	in defending or resisting criminal proceedings in which the person is found guilty;

(c)	in defending or resisting proceedings brought by the Australian corporate regulator or a liquidator for a court order if the grounds for making the order are found to have been established; or

(d)	in connection with proceedings for relief to the person under the Corporations Act in which the Court denies the relief.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits.

The exhibits filed herewith or incorporated by reference herein are listed in the Exhibit Index below.

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§ 249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 18th day of May, 2021.

NAKED BRAND GROUP LIMITED

By:	/s/ Justin Davis-Rice
Justin Davis-Rice
Executive Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Justin Davis-Rice and Mark Ziirsen as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this proxy statement/prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Justin Davis-Rice	Executive Chairman and Director	May 18, 2021
Justin Davis-Rice	(Principal Executive Officer)

/s/ Mark Ziirsen	Chief Financial Officer (Principal Financial Officer	May 18, 2021
Mark Ziirsen	and Principal Accounting Officer)

/s/ Simon Tripp	Director	May 18, 2021
Simon Tripp

/s/ Andrew Shape	Director	May 18, 2021
Andrew Shape

/s/ Kelvin Fitzalan	Director	May 18, 2021
Kelvin Fitzalan

Authorized Representative in the United States

GRAUBARD MILLER

By:	/s/ Jeffrey M. Gallant
Name:	Jeffrey M. Gallant
Title:	Partner
Date:	May 18, 2021

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EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement or other similar agreement.

3.1	Constitution of Naked Brand Group Limited (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-4/A, File No. 333-223786, filed with the SEC on April 11, 2018).

4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form F-4/A, File No. 333-223786, filed with the SEC on April 11, 2018).

4.2*	Form of Preference Share Certificate

4.3*	Form of Warrant Agreement.

4.4	Form of Indenture for Senior Debt Securities between the Registrant and Trustee to be designated.

4.5	Form of Indenture for Subordinated Debt Securities between the Registrant and Trustee to be designated.

4.6*	Form of Note.

4.7*	Form of Unit Agreement

5.1	Opinion of Mills Oakley.

5.2	Opinion of Graubard Miller.

10.1*	Form of Securities Purchase Agreement or other similar agreement.

23.1	Consent of BDO Audit Pty Ltd.

23.2	Consent of Mills Oakley (included in Exhibit 5.1)

23.3	Consent of Graubard Miller (included in Exhibit 5.2)

24.1	Power of attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under an indenture.

* To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or by incorporation by reference through a Report on Form 6-K filed in connection with an offering of securities

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